                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934
                               (Amendment No.   )


Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[x]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                              LIFECELL CORPORATION
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies: N/A

         2.      Aggregate number of securities to which transaction applies:
                 N/A

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

         4.      Proposed maximum aggregate value of transaction: N/A

         5.      Total fee paid:  N/A

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.      Amount Previously Paid:  N/A

         2.      Form, Schedule or Registration Statement No.:  N/A

         3.      Filing Party:  N/A

         4.      Date Filed:  N/A

                              LIFECELL CORPORATION

                           3606 Research Forest Drive
                        The Woodlands, Texas 77381-4232
                                  281/367-5368


                                 April 10, 1998



Dear Stockholder:


         You are cordially invited to attend the Annual Meeting of Stockholders of LifeCell Corporation to be held at 1:00 p.m., C.D.T., on Thursday, May 27, 1998, at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381.

         This year you will be asked to consider five proposals. Two proposals concern the election of directors and the approval of an amendment to the employee stock option plan to increase the number of shares available for issuance under the plan. Three additional proposals relate to the approval of amendments to the Company's certificate of incorporation to increase the number of shares of Common Stock authorized for issuance, to amend the automatic conversion provisions of the Series B Preferred Stock, and to amend the provisions granting the holders of Series B Stock the right to elect directors. These matters are explained more fully in the attached proxy statement, which you are encouraged to read.

         The Board of Directors recommends that you approve the proposals and urges you to return your signed proxy card at your earliest convenience, whether or not you plan to attend the annual meeting.

         Thank you for your cooperation.



                                        Sincerely,




                                        Paul M. Frison
                                        Chairman of the Board

                              LIFECELL CORPORATION
                           3606 Research Forest Drive
                        The Woodlands, Texas 77381-4232

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 27, 1998

         Notice is hereby given that the Annual Meeting of the Stockholders of LifeCell Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 27, 1998 at 1:00 p.m. at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381 for the following purposes:

                 (l) To elect seven directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

                 (2) To consider and vote on a proposal to amend the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 25,000,000 shares to 48,000,000 shares;

                 (3) To consider and vote on a proposal to amend the Company's Restated Certificate of Incorporation, as amended, to reduce the number of directors that may be elected by the holders of Series B Preferred Stock from three to (i) two directors if at least 60,000 shares of Series B Preferred Stock are outstanding; (ii) one director if less than 60,000 shares but at least 10,000 shares of Series B Preferred Stock are outstanding; and (iii) no director if less than 10,000 shares of Series B Preferred Stock are outstanding;

                 (4) To consider and vote on a proposal to amend the Company's Restated Certificate of Incorporation, as amended, to delete certain conditions to automatic conversion so that the Series B Preferred Stock shall automatically convert into Common Stock when the market price of the Company's Common Stock averages or exceeds $9.30 per share for 30 consecutive trading days;

                 (5) To consider and vote on a proposal to amend the LifeCell Corporation Amended and Restated 1992 Stock Option Plan to increase the aggregate number of shares of Common Stock for which options may be granted under the plan from 1,500,000 to 2,500,000 shares; and

                 (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

         These proposals are described in further detail in the attached Proxy Statement. The holders of record of shares of Common Stock and Series B Preferred Stock of the Company at the close of business on March 31, 1998, will be entitled to vote at the meeting.

                                    By Order of the Board of Directors,




                                    J. Donald Payne
                                    Secretary
April 10, 1998

                              LIFECELL CORPORATION

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1998

         This Proxy Statement is furnished to the stockholders of LifeCell Corporation ("LifeCell" or the "Company"), 3606 Research Forest Drive, The Woodlands, Texas 77381-4232 (Tel. No. 281/367-5368), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on Thursday, May 27, 1998, at 1:00 p.m. at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381 or any adjournment thereof.

         Proxies in the form enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed therein, for the approval of the three amendments to the Company's Restated Certificate of Incorporation, as amended, and for the approval of the amendment to the Amended and Restated 1992 Stock Option Plan. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement and accompanying form of proxy are to be mailed on or about April 10, 1998, to stockholders of record on March 31, 1998 (the "Record Date").

         At the close of business on the Record Date, there were outstanding and entitled to vote [11,146,518] shares of Common Stock, par value $.001 per share (the "Common Stock"), and [121,299] shares of Series B Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). Only the holders of record on the Record Date are entitled to vote at the meeting.

         The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to the holders of Common Stock at the meeting. The holders of record of Series B Preferred Stock on the Record Date will be entitled to one vote per share for each share of Common Stock into which a share of Series B Preferred Stock is convertible on the Record Date on each matter presented to the holders of Series B Preferred Stock at the meeting (or approximately 32.26 votes per share of Series B Preferred Stock). The presence at the meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of Common Stock and Series B Preferred Stock is necessary to constitute a quorum for the transaction of business at the meeting. The holders of Series B Preferred Stock, voting as a separate series (or class), are entitled to elect two of the seven director nominees.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1:      ELECTION OF DIRECTORS

         At the meeting, seven directors constituting the entire Board of Directors are to be elected. The holders of Common Stock and Series B Preferred Stock, voting together as a class, are entitled to elect five directors. The holders of Series B Preferred Stock, voting as a separate class, are entitled to elect two directors. All directors of the Company hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

         It is the intention of the persons named in the proxies for the holders of Common Stock and Series B Preferred Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by (i) the Board of Directors in the case of the directors to be elected by the holders of Common Stock and Series B Preferred Stock, voting together as a class, and (ii) the holders of a majority of the shares of Series B Preferred Stock in the case of the directors to be elected by the holders of Series B Preferred Stock, voting as a separate class. In accordance with the Company's by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock and Series B Preferred Stock, voting together as a class, or the Series B Preferred Stock, voting as a separate class, as the case may be, present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK AND SERIES B PREFERRED STOCK

         The persons listed below have been nominated for election to fill the five director positions to be elected by the holders of the Common Stock and Series B Preferred Stock, voting together as a class.

               NOMINEE                  AGE             POSITION WITH THE COMPANY             DIRECTOR SINCE
               -------                  ---             -------------------------             --------------
 Paul M. Frison                         61       Chairman of the Board, President, Chief           1986
                                                     Executive Officer and Director

 Stephen A. Livesey, M.D., Ph.D.        45       Executive Vice President, Chief Science           1993
                                                          Officer and Director
 Michael E. Cahr                        57                      Director                           1991

 James G. Foster                        51                      Director                           1995

 David A. Thompson                      56                      Director                           1997

NOMINEES FOR ELECTION BY HOLDERS OF SERIES B PREFERRED STOCK

         The persons listed below have been nominated for election to fill the two director positions to be elected by the holders of Series B Preferred Stock, voting as a separate class.

               NOMINEE                  AGE             POSITION WITH THE COMPANY             DIRECTOR SINCE
               -------                  ---             -------------------------             --------------
 Lori G. Koffman                        38                      Director                           1996

 K. Flynn McDonald                      45                      Director                           1996

INFORMATION REGARDING NOMINEES AND DIRECTORS

Background of Nominees for Director

         Paul M. Frison. Mr. Frison has served as Chairman of the Board, President and Chief Executive Officer of LifeCell since May 1986. His background includes over 30 years of experience in the health care industry, including 13 years with American Hospital Supply Corporation, where he was responsible for all corporate activities in Western Europe and Latin America. From 1975 to 1984, Mr. Frison was President, Chief Operating Officer and a director of LifeMark Corporation, a Houston-based hospital management corporation. He joined LifeMark in September 1975 and remained until its merger with American Medical International in 1984. Prior to joining LifeCell in 1986, Mr. Frison was Chairman of the Board, President and Chief Executive Officer of ComputerCraft, Inc. Mr. Frison received his bachelor's degree in 1958 from Occidental College in Los Angeles.

         Stephen A. Livesey, M.D., Ph.D. Dr. Livesey has served as Executive Vice President, Chief Science Officer and as a director of the Company since March 1993. He served as Executive Vice President, Scientific Development of the Company from June 1991 until March 1993. He is also a co-developer of the Company's initial technology and was involved in the formation of the Company and the licensing of such technology to the Company from The University of Texas Health Science Center in Houston. Dr. Livesey served as a consultant to the Company from its inception until June 1991, when he became a full-time employee. He holds an adjunct instructorship position at Baylor College of Medicine, Houston, Texas. Dr. Livesey received his medical degree from the University of Melbourne, Australia in 1977 and a Ph.D. in biological chemistry in 1985 from the University of Melbourne, Australia.

         Michael E. Cahr. Mr. Cahr has been a director of the Company since July 1991. Mr. Cahr has been the Chairman of Allscrips Pharmaceuticals, Inc., a medication management and distribution firm, since June 1994, and also served as its President and Chief Executive Officer from June 1994 to October 1997. From 1987 to June 1994, he was the Venture Group Manager in the Venture Capital Division of the Investment Department of Allstate Insurance Company, formerly a principal stockholder of the Company. Mr. Cahr is a director of Optek Technologies, Inc., an optoelectronic company, and Alarmguard Holdings, Inc., an electronic security monitoring company.

         James G. Foster. Mr. Foster has been a director of the Company since March 1995. Mr. Foster has been Vice President and General Manager of Medtronic Heart Valves, a division of Medtronic, Inc. ("Medtronic"), since December 1994. From February 1984 to December 1994, Mr. Foster held various officer positions with Medtronic.

         Lori G. Koffman. Ms. Koffman was elected a director of the Company in November 1996. Ms. Koffman is a Managing Director of CIBC Capital Partners, the merchant banking arm of the Canadian Imperial Bank of Commerce, and CIBC Wood Gundy Ventures, Inc., where she has been employed since April 1995. From August 1984 to December 1994, Ms. Koffman was employed at Lehman Brothers Inc., most recently as a Senior Vice President in the Merchant Banking Group. Ms. Koffman is a director of R.P. Scherer Corporation, Sinclair Montrose Healthcare plc, Mulberry Childcare Centers, Inc., Collegiate Health Care, Inc., Village Inc., Nursefinders Corporation and Datamedic Holdings Corp.

         K. Flynn McDonald. Ms. McDonald was elected a director of the Company in November 1996. Ms. McDonald is a Managing Director of Vector Fund Management, L.P., the general partner of Vector Later-Stage Equity Fund, L.P., where she has been employed since November 1995. From December 1993 through October 1995, she was a Vice President of Technology Funding, investing in both the technology and health care sectors. From 1986 through 1993, Ms. McDonald was employed at Raychem Corporation where her last position was Vice President of Raychem Ventures and Controller/Director of Business Development, Technology Sector. Ms. McDonald is a director of MaterniCare, Inc., an obstetrics and gynecology physician practice management company, Pilot Network Services, Inc., a provider of security services to the Internet, Digirad, Inc., a private company focusing on solid-state, semiconductor gamma detector technology, and Decibel Instruments, Inc., a hearing device company.

         David A. Thompson. Mr. Thompson was elected a director of the Company in June 1997. Mr. Thompson has been Chief Executive Officer of Strategic Improvement Processes, a private consulting firm, since June 1995. From 1964 through June 1995, Mr. Thompson was employed by Abbott Laboratories, a healthcare company, where he served in various capacities, including Senior Vice President, Diagnostic Operations, President, Diagnostic Division, Vice President, Human Resources and Vice President, Corporate Materials Management. Mr. Thompson is a director of HYCOR Biomedical, Inc., a medical diagnostic company, NABI, a biopharmaceutical company, and NeoPath, Inc., an automated medical images company.

Arrangements Regarding the Nomination and Election of Directors

         Pursuant to a voting agreement entered into November 1996 between the Company, the holders of Series B Preferred Stock and a former principal stockholder of the company (the "Voting Agreement"), the holders of shares of Series B Preferred Stock agreed to vote their shares of Series B Preferred Stock for the persons designated by the holders of a majority of the shares of Series B Preferred Stock to be submitted as nominees for election to the Board of Directors (the "Series B Directors"). Ms. Koffman and Ms. McDonald have been submitted as nominees for election to the Board of Directors by the holders of the Series B Preferred Stock, voting as a separate class, pursuant to such provisions of the Voting Agreement.

         The stockholder parties to the Voting Agreement also agreed to vote their shares of Common Stock or Series B Preferred Stock for the election to the Company's Board of Directors of Paul M. Frison and Stephen A. Livesey, executive officers of the Company (the "Company Directors"), and Michael E. Cahr.

         The stockholder parties to the Voting Agreement also agreed to vote their shares of Common Stock or Series B Preferred Stock for the election of up to two persons to the Company's Board of Directors designated by the Series B

Directors and the Company Directors, which designees are neither members of the Company's management nor employees or officers of the Company. Mr. Thompson has been submitted as a nominee for election to the Board of Directors pursuant to such provisions of the Voting Agreement.

         Mr. Foster was nominated for election as a director of the Company pursuant to Medtronic's right under an agreement entered into in March 1994 between LifeCell and Medtronic to designate one nominee for election to the Company's Board of Directors. The stockholder parties to the Voting Agreement have agreed to vote their shares of Common Stock or Series B Preferred Stock for the election of the person designated by Medtronic.

Committees of the Board of Directors and Meeting Attendance

         The Board of Directors has established an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors has not established a nominating committee. During the fiscal year ended December 31, 1997, the Board of Directors met ten times, the Audit Committee met once, the Compensation Committee met once and the Stock Option Committee met three times. No director attended less than 75% of the combined number of Board meetings and meetings of committees of which he or she is a member.

         Audit Committee. The Audit Committee comprises Mr. Cahr, Ms. Koffman and Ms. McDonald. The Audit Committee recommends the independent public accountants appointed by the Board of Directors to audit the financial statements of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures.

         Compensation Committee. The Compensation Committee comprises Mr. Cahr, Mr. Foster, Ms. Koffman, Ms. McDonald and Mr. Thompson. The Compensation Committee reviews, approves and makes recommendations to the Board of Directors on matters regarding the compensation of the Company's officers, directors, employees and agents.

         Stock Option Committee. Mr. Cahr, Ms. Koffman and Ms. McDonald, none of whom is an employee of the Company, are the current members of the Stock Option Committee, which administers the Company's stock option plans.

PROPOSAL 2:      APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE
                 OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                 OF COMMON STOCK

General

         At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve an amendment (the "Authorized Share Amendment") to the LifeCell Corporation Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"). Pursuant to the Authorized Share Amendment, the number of shares of Common Stock that the Company shall have authority to issue would be increased from 25,000,000 shares to 48,000,000 shares. The proposed Authorized Share Amendment is set forth in full in Annex A to this proxy statement.

Reasons for the Authorized Share Amendment

         The Company currently is authorized under the Certificate of Incorporation to issue 25,000,000 shares of Common Stock, of which [11,146,518] shares were issued and outstanding as of the Record Date and approximately [10,830,000] additional shares were reserved for issuance upon conversion of the Series B Preferred Stock, upon exercise of outstanding warrants, under director and employee benefit plans, upon conversion of shares of Series B Preferred Stock that may be issued as dividends on the Series B Preferred Stock and pursuant to other rights to acquire Common Stock. After subtracting such reserved shares from the total number of authorized but unissued shares, a balance of approximately [3,023,482] authorized but unissued shares of Common Stock is available for other purposes. The Company also is authorized to issue 2,000,000 shares of Preferred Stock, par value $.001, of which [182,205] are designated as Series B Preferred Stock. There were [121,299] shares of Series B Preferred Stock outstanding as of the Record Date.

         The Board of Directors has approved, and has directed that there be submitted to stockholders for their approval, a proposed amendment to the Certificate of Incorporation that would increase the number of authorized shares of Common Stock from 25,000,000 to 48,000,000. The number of shares of authorized Preferred Stock would remain unchanged at 2,000,000 shares. The proposed increase in the number of authorized shares of Common Stock has been recommended by the Board of Directors to assure that an adequate supply of authorized unissued shares of Common Stock is available for general corporate needs, such as future financing, acquisitions, stock dividends or stock splits and employee benefit plans. The additional shares being authorized by the Authorized Share Amendment will permit the Company to engage in future financing activities without the delay and expense associated with the holding of a special meeting or soliciting the consent or approval of stockholders at the time such additional shares are needed. The availability of additional shares of Common Stock for issue, without the need for a special meeting of the stockholders, will afford the Company greater flexibility in acting upon proposed financing or acquisition transactions. If the proposed Authorized Share Amendment is approved by the stockholders, the additional shares of authorized Common Stock will be available for issuance from time to time by action of the Board of Directors and for such consideration as the Board of Directors may determine, without further authorization by vote of stockholders, unless required by law or regulatory authorities.

Certain Considerations

         Stockholders should note that certain disadvantages may result from the adoption of the proposed Authorized Share Amendment. Such disadvantages may include a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market values per share if and when the additional authorized shares of Common Stock are issued.

         Additionally, while not having such purpose, the Authorized Share Amendment could have the effect of deterring a future takeover attempt of the Company that the majority of stockholders may deem to be in their best interest. Such event would arise if the Board of Directors deemed it in the best interest of the Company to issue an option to purchase Common Stock, a security convertible into shares of Common Stock or shares of Common Stock to a party friendly to management in an amount that would make it less likely for an unfriendly purchaser to attempt an acquisition of shares by tender offer or other purchase. If a majority in voting power of the current stockholders desire a takeover or change in control of the Company, and if such takeover or change is opposed by the Board of Directors, the additional shares of Common Stock could possibly be used by the Company to thwart the desires of the majority.

         The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company now authorized. The holders of the Common Stock do not have preemptive or other rights to subscribe for additional shares of capital stock of the Company or any security convertible into such shares.

Recommendation

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AUTHORIZED SHARE AMENDMENT. Approval of the Authorized Share Amendment requires the affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock and Series B Preferred Stock that are outstanding as of the Record Date, voting together as a class. If not otherwise provided, proxies will be voted "FOR" approval of the Authorized Share Amendment. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote has the same effect as a vote against the proposal.

PROPOSAL 3:      APPROVAL OF AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF
                 SERIES B PREFERRED STOCK REGARDING DIRECTORS ELECTED BY
                 HOLDERS OF SERIES B PREFERRED STOCK

General

         At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve an amendment (the "Series B Director Amendment") to the terms of the Certificate of Designation of Series B Preferred Stock (the "Certificate of Designation") that forms a part of the Certificate of Incorporation.

         Pursuant to the Series B Director Amendment, the number of directors that may be elected by solely by the holders of Series B Preferred Stock, voting separately as a series, at any meeting of stockholders held for the election of directors would be reduced from three to (i) two directors if at least 60,000 shares of Series B Preferred Stock are issued and outstanding on the record date for such meeting, (ii) one director, if less than 60,000 shares but at least 10,000 shares of Series B Preferred Stock are issued and outstanding on the record date for such meeting, and (iii) no directors if less than 10,000 shares of Series B Preferred Stock are issued and outstanding on the record date for such meeting. The proposed Series B Director Amendment is set forth in full in Annex B to this proxy statement.

         CIBC Wood Gundy Ventures, Inc ("CIBC") and Vector Later-Stage Equity Fund, L.P ("Vector") have advised the Company of their intent to cast the votes attributable to the shares of Series B Preferred Stock held by each entity as of the Record Date in favor of the Series B Director Amendment. CIBC and Vector collectively account for 19% of the votes represented by the shares of Common Stock and Series B Preferred Stock, voting together as a class, and 75% of the votes represented by the shares of Series B Preferred Stock, voting as a separate class, that are outstanding as of the Record Date and entitled to vote thereon.

Reasons for the Series B Director Amendment

         The Board of Directors believes that it is in the best interests of the stockholders to decrease the number of directors that may be elected by the holders of Series B Preferred Stock, voting separately as series, as the number of shares of Series B Preferred Stock that are issued and outstanding decreases so that the representation of the directors designated by the holders of Series B Preferred Stock is more closely aligned with the ownership interest held by the holders of Series B Preferred Stock. Accordingly, the Board of Directors has approved, and has directed that there be submitted to the stockholders for their approval, the proposed Series B Director Amendment.

Recommendation

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED SERIES B DIRECTOR AMENDMENT. Approval of the Series B Director Amendment requires the affirmative vote of the holders of a majority of the votes represented by (i) the shares of Common Stock and Series B Preferred Stock that are outstanding as of the Record Date, voting together as a class, and (ii) the shares of Series B Preferred Stock that are outstanding as of the Record Date, voting as a separate class. If not otherwise provided, proxies will be voted "FOR" approval of the Series B Director Amendment. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote has the same effect as a vote against the proposal.

PROPOSAL 4:      APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF
                 SERIES B PREFERRED STOCK REGARDING AUTOMATIC CONVERSION OF
                 SERIES B PREFERRED STOCK INTO COMMON STOCK

General

         At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve an amendment (the "Series B Conversion Amendment") to the Certificate of Designation.

         Pursuant to the Series B Conversion Amendment, the outstanding shares of the Series B Preferred Stock would automatically be converted into shares of Common Stock at the then applicable conversion price on the date on which the Current Market Price (as defined in the Certificate of Designation) of the Common Stock equals or exceeds $9.30 (as equitably adjusted to reflect stock dividends, stock splits and similar events). The proposed Series B Conversion Amendment is set forth in full in Annex B to this proxy statement.

         CIBC and Vector have advised the Company of their intent to cast the votes attributable to the shares of Series B Preferred Stock held by each entity as of the Record Date in favor of the Series B Conversion Amendment. CIBC and Vector collectively account for 19% of the votes represented by the shares of Common Stock and Series B Preferred Stock, voting together as a class, and 75% of the votes represented by the shares of Series B Preferred Stock, voting as a separate class, that are outstanding as of the Record Date and entitled to vote thereon.

Reasons for the Series B Conversion Amendment

         The Certificate of Designation currently provides that the outstanding shares of Series B Preferred Stock will convert automatically into shares of Common Stock on the earlier to occur of (i) the date of the closing of an underwritten public offering under the Securities Act of 1933, as amended (the "Securities Act"), covering the offering and sale of Common Stock, or of any equity security that as a part of a unit includes Common Stock, for the account of the Company, in which the aggregate gross proceeds received by the Company, net of any underwriter discounts or commissions, equals or exceeds $20,000,000, and in which the public offering price per share of Common Stock equals or exceeds $9.30 (as equitably adjusted to reflect stock dividends, stock splits and similar events), and (ii) the date first occurring after the closing of an underwritten public offering under the Securities Act covering the offering and sale of Common Stock, or of any equity security that as a part of a unit includes Common Stock, for the account of the Corporation, in which the aggregate gross proceeds received by the Corporation, net of any underwriter discounts or commissions, equals or exceeds $20,000,000, on which the Current Market Price of the Common Stock equals or exceeds $9.30 (as equitably adjusted to reflect stock dividends, stock splits and similar events).

         In December 1997, the Company completed an underwritten public offering of shares of Common Stock under the Securities Act in which the public offering price per share was $4.50 and aggregate gross proceeds to the Company, net of any underwriter discounts or commissions, was $16,740,000. The Board of Directors believes it is in the best interests of the Company to decrease the requirements for automatic conversion of the Series B Preferred Stock into shares of Common Stock to facilitate increased liquidity in and stability of the market for the Common Stock. The Board of Directors further believes that in view of the Company's completion of the offering in December 1997, the most relevant threshold for causing the automatic conversion remains the market price for the Common Stock.

         Accordingly, the Board of Directors has approved, and has directed that there be submitted to the stockholders for their approval, the Series B Conversion Amendment that would remove the other, current requirements for automatic conversion and provide that the automatic conversion of the Series B Preferred Stock into shares of Common Stock shall occur on the date on which the Current Market Price of the Common Stock equals or exceeds $9.30 (as equitably adjusted to reflect any stock dividends, stock splits and similar events) without the attainment of any other thresholds.

Recommendation

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED SERIES B CONVERSION AMENDMENT. Approval of the Series B Conversion Amendment requires the affirmative vote of the holders of a majority of the votes represented by
(i) the shares of Common Stock and Series B Preferred Stock that are outstanding as of the Record Date, voting together as a class, and (ii) the shares of Series B Preferred Stock that are outstanding as of the Record Date, voting as a separate series. If not otherwise provided, proxies will be voted "FOR" approval of the Series B Conversion Amendment. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote has the same effect as a vote against the proposal.

Proposal 5:      Approval of Amendment of the LifeCell Corporation Amended and
                 Restated 1992 Stock Option Plan

General

      At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve an Amendment (the "Stock Plan Option Amendment") to the LifeCell Corporation Amended and Restated 1992 Stock Option Plan (the "Amended and Restated Stock Option Plan") to increase the aggregate number of shares of Common Stock for which options may be granted under the plan from 1,500,000 to 2,500,000.

Reasons for the Stock Option Plan Amendment

         The Board of Directors believes that it is in the best interests of the Company to encourage ownership of the Company's stock by its directors, key employees and consultants. Providing an opportunity to hold an equity interest in the Company assists the Company in attracting and retaining key management and consulting personnel, which is critical to the Company's long-term success. There are 417,356 shares of Common Stock currently available for grant as options under the Amended and Restated Stock Option Plan. During December 1997, the Board of Directors authorized a review of its compensation plans by an independent consultant. While such review has not yet been completed, the Board of Directors of the Company has determined that, to continue to provide performance-based incentive to the Company's management and key employees, it is in the best interests of the Company to increase the number of shares of Common Stock available for grant of options under the Amended and Restated Stock Option Plan.

         The Board of Directors has approved the Stock Option Plan Amendment to provide additional shares of Common Stock for which options may be granted under the Amended and Restated Stock Option Plan and has directed that the amendment be presented to the stockholders for their approval.

Certain Considerations

         Stockholders should note that certain disadvantages may result from the approval of the Stock Option Plan Amendment, including a reduction in their interest in the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted and subsequently exercised.

Recommendation

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCK OPTION PLAN AMENDMENT. Approval of the Stock Option Plan Amendment requires the affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock and Series B Preferred Stock that are outstanding as of the Record Date, voting together as a class. If not otherwise provided, proxies will be voted "FOR" approval of the Stock Option Plan Amendment. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote will have the same effect as a vote against the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of March 1, 1998, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of either the outstanding shares of Common Stock or the outstanding shares of Series B Preferred Stock, (ii) executive officers and directors of the Company and (iii) all executive officers and directors of the Company as a group.

                                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                         ----------------------------------------------------
                                                              COMMON STOCK           SERIES B PREFERRED STOCK
                                                         ----------------------      ------------------------
                 BENEFICIAL OWNER                          SHARES        %                SHARES      %
 -----------------------------------------------         ----------   --------       -------------  ---------
 CIBC Wood Gundy Ventures, Inc.(2) . . . . . .            2,553,707    18.6               47,805     39.4
   425 Lexington Avenue
   New York, New York 10017

 Vector Later-Stage Equity Fund, L.P.(3) . . .            2,305,031    17.1               42,681     35.2
   1751 Lake Cook Road, Suite 350
   Deerfield, Illinois 60015
 The Kaufmann Fund(4)  . . . . . . . . . . . .            1,000,000     9.0                   --       --
   140 East 45th Street, 43rd Floor
   New York, NY 10017
 The Woodlands Venture Capital Company(5)  . .              733,757     6.5                2,666      2.2
   2201 Timberloch Place
   The Woodlands, Texas 77380
 S.B.S.F. Biotechnology Fund, L.P.(6)  . . . .              512,966     4.4                9,602      7.9
   c/o Spears, Benzak, Salomon & Farrell
   45 Rockefeller Plaza, 33rd Floor
   New York, New York 10111
 Paul M. Frison(7) . . . . . . . . . . . . . .              334,299     3.0                   --       --
   Chairman of the Board, President and Chief
     Executive Officer
 Michael E. Cahr . . . . . . . . . . . . . . .              103,869      *                   531        *
   Director(8)
 James G. Foster . . . . . . . . . . . . . . .                   --      --                   --       --
   Director(9)
 Lori Koffman(10)  . . . . . . . . . . . . . .                   --      --                   --
   Director
 Stephen A. Livesey, M.D., Ph.D.(11) . . . . .              224,357     2.0                  264        *
   Executive Vice President, Chief
     Science Officer and Director
 K. Flynn McDonald(12) . . . . . . . . . . . .               25,000      *                    --       --
   Director
 David A. Thompson . . . . . . . . . . . . . .                1,700      *                    --       --
   Director
 John R. Harper, Ph.D.(13) . . . . . . . . . .               14,415      *                    --       --
   Vice President, Research and Development
 Jane Lea Hicks(14)  . . . . . . . . . . . . .               80,460      *                    --       --
   Vice President, Business Development
 J. Donald Payne(15) . . . . . . . . . . . . .                7,133      *                    --       --
   Vice President and Chief Financial Officer
 Ronald J. Schwartz(16)  . . . . . . . . . . .               21,007      *                    --       --
   Vice President, Sales and Marketing
 Charles M. Schiff(17) . . . . . . . . . . . .                7,062      *
   Vice President, Operations
 All executive officers and directors
   as a group (12 persons)(18) . . . . . . . .              819,302     6.9                  795        *

-----------------

*  Less than 1%.

(1) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of March 1, 1998 have been exercised or converted. Options, warrants and other convertible securities that are not exercisable within 60 days of March 1, 1998 have been excluded. Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock and/or Series B Preferred Stock beneficially owned by them.

(2) Includes 1,542,096 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 1,011,611 shares of Common Stock issuable upon exercise of a warrant. Lori Koffman, a director of the Company, is a Managing Director of CIBC Wood Gundy Ventures, Inc. ("CIBC").

(3) Includes 1,376,806 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock, 903,225 shares of Common Stock issuable upon exercise of a warrant and 25,000 shares underlying an option granted under the LifeCell Corporation Second Amended and Restated 1993 Non-Employee Director Stock Option Plan, as amended (the "Director Stock Option Plan") to K. Flynn McDonald and beneficially owned by Vector Later-Stage Equity Fund, L.P. K. Flynn McDonald, a director of the Company, is a vice president of Vector Fund Management, L.P., the general partner of Vector Later-Stage Equity Fund, L.P.

(4) Information with respect to such stockholder was obtained from its report on Schedule 13G dated as of December 31, 1997, as received by the Company, and the Company's stock records.

(5) Total number of shares of Common Stock includes 86,000 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 56,451 shares of Common Stock issuable upon exercise of a warrant. The Woodlands Venture Capital Company is a wholly owned subsidiary of Mitchell Energy & Development Corp. George P. Mitchell owns the majority of the issued and outstanding shares of Mitchell Energy & Development Corp. Because of these relationships, Mitchell Energy & Development Corp. and George P. Mitchell may be deemed to be the beneficial owners of the shares of Common Stock beneficially held directly or indirectly by The Woodlands Venture Capital Company. Certain information with respect to the ownership of such stockholders was obtained from Amendment No. 4 to their joint report on Schedule 13G dated February 6, 1998, as received by the Company, and the Company's stock records.

(6) Includes 309,741 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 203,225 shares of Common Stock issuable upon exercise of warrants.

(7) Total number of shares of Common Stock includes 158,684 shares underlying options granted under the Amended and Restated Stock Option Plan and 507 shares held for Mr. Frison's account by the LifeCell Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan").

(8) Total number of shares of Common Stock includes 75,000 shares underlying options granted under Director Stock Option Plan, 17,129 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 11,290 shares of Common Stock issuable upon exercise of a warrant.

(9) Mr. Foster is the Vice President and General Manager of Medtronic Heart Valves, a division of Medtronic, and because of such position may be deemed the beneficial owner of the 345,191 shares of Common Stock held by Medtronic. Mr. Foster disclaims any such beneficial ownership. Does not include shares of Common Stock issuable upon exercise of an option to convert a $1.5 million licensing fee into shares of Common Stock pursuant to a license and development agreement between LifeCell and Medtronic. Information with respect to the ownership of such stockholder was obtained from Amendment No. 2 to its report on Schedule 13G dated February 12, 1998, as received by the Company, and the Company's stock records.

(10) Ms. Koffman is a Managing Director of CIBC and because of such position may be deemed the beneficial owner of the 2,553,707 shares of Common Stock and the 47,805 shares of Series B Preferred Stock beneficially owned by CIBC. Ms. Koffman disclaims any such beneficial ownership.

(11) Total number of shares of Common Stock includes 108,710 shares underlying options granted under the Amended and Restated Stock Option Plan, 8,516 shares of Common Stock issuable pursuant to the conversion of shares of Series B Preferred Stock, 5,645 shares of Common Stock issuable upon exercise of a warrant and 957 shares of Common Stock held for Mr. Livesey's account by the Stock Purchase Plan.

(12) Total number of shares of Common Stock includes 25,000 shares underlying options granted under the Director Stock Option Plan. Ms. McDonald is required under the terms of her employment with Vector Fund Management, L.P. to transfer to Vector Fund Management, L.P. any net gain received upon sale of the shares of Common Stock underlying such options. Ms. McDonald is a Vice President of Vector Fund Management, L.P., the general partner of Vector Later-Stage Equity Fund, L.P., and because of such position may be deemed the beneficial owner of the 2,280,031 shares of Common Stock and the 42,681 shares of Series B Preferred Stock beneficially owned by Vector Later-Stage Equity Fund, L.P. Ms. McDonald disclaims any such beneficial ownership.

(13) Total number of shares of Common Stock includes 14,160 shares underlying options granted under the Amended and Restated Stock Option Plan and 255 shares of Common Stock held for Mr. Harper's account by the Stock Purchase Plan.

(14) Total number of shares of Common Stock includes 67,201 shares underlying options granted under the Amended and Restated Stock Option Plan and 957 shares of Common Stock held for Ms. Hicks' account by the Stock Purchase Plan.

(15) Total number of shares of Common Stock includes 5,000 shares underlying options granted under the Amended and Restated Stock Option Plan and 133 shares of Common Stock held for Mr. Payne's account by the Stock Purchase Plan.

(16) Total number of shares of Common Stock includes 20,410 shares underlying options granted under the Amended and Restated Stock Option Plan and 597 shares of Common Stock held for Mr. Schwartz's account by the Stock Purchase Plan.

(17) Total number of shares of Common Stock includes 6,250 shares underlying options granted under the Amended and Restated Stock Option Plan and 112 shares of Common Stock held for Mr. Schiff's account by the Stock Purchase Plan.

(18)  See notes (7) through (17).

                      EXECUTIVE OFFICERS AND COMPENSATION

         The following section sets forth certain information regarding the Company's executive officers.

BACKGROUND OF EXECUTIVE OFFICERS

                                                                                         DATE OF
            NAME                                 OFFICES HELD                        FIRST ELECTION      AGE
            ----                                 ------------                        --------------      ---
 Paul M. Frison  . . . .     Chairman of the Board, President and Chief                 May 1986         61
                               Executive Officer
 Stephen A. Livesey  . .     Executive Vice President and Chief Science                 June 1991        45
                               Officer and Director
 John R. Harper, Ph.D. .     Vice President, Research and Development                 November 1994      45
 Jane Lea Hicks  . . . .     Vice President, Business Development                      March 1992        47
 J. Donald Payne . . . .     Vice President, Chief Financial Officer and               March 1997        42
                               Secretary
 Ronald J. Schwartz  . .     Vice President, Sales and Marketing                       April 1994        38
 Charles M. Schiff . . .     Vice President, Operations                              September 1997      53

      For further information regarding Mr. Frison's background, see "Background of Nominees for Director".

      For further information regarding Dr. Livesey's background, see "Background of Nominees for Director".

      John R. Harper, Ph.D. Dr. Harper joined LifeCell in November 1994 as Vice President of Research and Development. He is responsible for directing LifeCell's research programs and leading the Company's research and development efforts into new product areas. Prior to joining LifeCell, Dr. Harper was director of Fibrosis Research at Telios Pharmaceuticals, La Jolla, California, from 1989 to 1994. He was an assistant professor at the Scripps Clinic and Research Foundation, La Jolla, California from 1986 to 1989. Dr. Harper received his Ph.D. in Biomedical Sciences from the Graduate School of Biomedical Sciences at the University of Texas, Health Science Center in Houston, Texas in 1981 and completed post-doctoral studies at Scripps Clinic and Research Foundation and the National Cancer Institute.

      Jane Lea Hicks. As Vice President, Business Development, Ms. Hicks is responsible for the development of corporate partnerships and strategic alliances for LifeCell. Prior to becoming Vice President, Business Development in March 1992, Ms. Hicks served LifeCell as Director of Business Development since 1991. Ms. Hicks joined LifeCell in 1986 as Technical Marketing Manager responsible for the development and implementation of sales and marketing programs. Prior to joining LifeCell, Ms. Hicks spent five years in sales and marketing management with Warner Lambert Company, two years in medical supply sales and eight years in clinical laboratory management. Ms. Hicks received her bachelor's degree in 1972 from the University of North Carolina at Greensboro.

      J. Donald Payne. Mr. Payne joined LifeCell in March 1997 as Vice President, Chief Financial Officer and Secretary. Prior to joining LifeCell, from 1992 to 1997, Mr. Payne was Vice President, Finance, Chief Financial Officer and a director of Aprogenex, Inc. From 1980 to 1990, Mr. Payne was Vice President, Finance, Corporate Treasurer, Corporate Secretary and Chief Financial Officer of UMC Petroleum Corporation. Mr. Payne received his bachelor's degree in business administration from Texas A&M University in 1976 and his master's degree in business administration from Rice University in 1992.

      Ronald J. Schwartz. Mr. Schwartz was elected Vice President, Sales and Marketing of the Company in April 1995 and directs LifeCell's sales and marketing activities. Prior to joining LifeCell, from August 1984 to March 1995,

Mr. Schwartz held various positions with Sherwood Medical (a division of American Home Products), most recently as Group Marketing Manager, where he was responsible for the sales and marketing programs for Sherwood Medical's wound care product line. Mr. Schwartz received his bachelor's degree in business administration from the University of South Florida in Tampa, Florida in 1981.

      Charles M. Schiff: Mr. Schiff was elected Vice President, Operations of the Company in September 1997 and directs the manufacturing activities of LifeCell. From June 1996 until September 1997, Mr. Schiff served as Director of Manufacturing for the Company. Prior to joining LifeCell, from 1994 to 1996, Mr. Schiff was Vice President of Operations of EyeSys Technologies, Inc.. Mr. Schiff was Vice President of Operations of EndoSonics Inc. from 1989 to 1994. Mr. Schiff received his bachelor of science in mechanical engineering from Ohio Northern University in 1967.

      All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

SUMMARY OF COMPENSATION

         Set forth in the following table is certain compensation information concerning the Chief Executive Officer and the Company's four most highly compensated executive officers for the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                             ANNUAL COMPENSATION            COMPENSATION
                                             -------------------            ------------
                                                               OTHER         SECURITIES
  NAME AND PRINCIPAL                                           ANNUAL        UNDERLYING      ALL OTHER
       POSITION         YEAR         SALARY      BONUS      COMPENSATION     OPTIONS(1)     COMPENSATION
       --------         ----         ------      -----      ------------     ----------     ------------
 Paul M. Frison,        1997       $231,133    $43,000        $6,000(2)            --        $ 4,962(3)
   Chairman of the      1996        220,723     44,400         6,000(2)       165,000          3,920(3)
   Board, President     1995        210,417     27,500         6,000(2)        75,000(5)       3,672(3)
   and Chief
   Executive Officer
 Stephen A. Livesey,    1997        176,042     36,000           --                --            640(4)
 M.D., Ph.D.,           1996        165,417     34,000           --           120,000            448(4)
   Executive Vice       1995        150,625     20,000           --            50,000(5)         200(4)
   President and
   Chief Science
   Officer
 Jane Lea Hicks,        1997        115,492     10,000        3,600(2)             --            640(4)
   Vice President,      1996        109,953     15,000        3,600(2)         20,000            448(4)
   Business             1995        105,208     10,000        3,600(2)         30,000(5)         200(4)
   Development
 John R. Harper, Ph.D.  1997        115,592     10,000           --                --            420(4)
   Vice President,      1996        105,723     15,000           --            27,500            448(4)
   Research and         1995        100,208      5,000           --                --            200(4)
   Development
 Ronald J. Schwartz,    1997        120,925     20,000           --                --            640(4)
   Vice President,      1996        105,907     18,000           --            35,000            448(4)
   Sales and            1995(6)      75,208      7,000           --            20,000            200(4)
   Marketing

---------------

(1) Represents shares issuable pursuant to stock options granted under the Amended and Restated Stock Option Plan.

(2)        Represents amounts paid for automobile allowance.

(3) Represents (i) the aggregate amount of premiums paid by the Company on a life insurance policy in an aggregate amount of $700,000 and one accidental death policy in the amount of $700,000 for Mr. Frison for which his family trust is the beneficiary, (ii) contributions in each of 1995, 1996 and 1997 of $400, $200 and $400, respectively, by the Company under the Company's 401(k) plan and (iii) contributions in 1996 and 1997 of $48 and $240, respectively, by the

           Company under the Stock Purchase Plan.

(4) Represents contributions by the Company under the Company's 401(k) plan and the Stock Purchase Plan.

(5) Represents options granted in 1995 in exchange for 1993 options surrendered.

(6)        Employment began April 1, 1995.

OPTION GRANTS AND EXERCISES

      No options were granted during 1997 to the executive officers named in the Summary Compensation Table. The following table sets forth information concerning options exercised during 1997 and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 1997.

                      OPTION VALUES AT DECEMBER 31, 1997

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING
                              SHARES                     UNEXERCISED OPTIONS            VALUE OF UNEXERCISED
                             ACQUIRED                     AT DECEMBER 31, 1997          IN-THE-MONEY OPTIONS AT
                                ON                            (# SHARES)                DECEMBER 31, 1997 ($)(1)
                              EXERCISE     VALUE      ------------------------------------------------------------
         NAME                (# SHARES)   REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
 -------------------         ----------   ---------   -----------    -------------    ------------   -------------
 Paul M. Frison                    --           --        158,684        119,635        $254,153        $111,865

 Stephen A. Livesey,
 M.D., Ph.D.                       --           --        108,710         86,290         171,684          80,191

 Jane Lea Hicks                    --           --         67,201         23,340         120,524          27,923

 John R. Harper, Ph.D.          7,500      $31,875         14,160         20,840          19,187          19,876

 Ronald J. Schwartz                --           --         20,410         34,590          33,640          45,110

-------------------

(1) Based on $4.625 per share, the closing price of the Common Stock, as reported by the Nasdaq SmallCap Market, on December 31, 1997.

COMPENSATION OF DIRECTORS

      Directors of the Company, other than employees of the Company, receive directors' fees of $500 per meeting attended in person or by telephone. Mr. Foster, Ms. Koffman and Ms. McDonald have declined such fees. Directors of the Company who are employees receive no directors' fees. No additional amounts are paid to members of the Board of Director committees for their services as such. Directors of the Company are reimbursed their expenses for attendance at such meetings.

      The terms of the LifeCell Corporation 1993 Non-Employee Director Stock Option Plan (the Director Stock Option Plan) provide that each eligible director who was a director on March 5, 1996, was granted an option to purchase 50,000 shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the date of the Director Stock Option Plan. Pursuant to the plan, an option to purchase 25,000 shares of Common Stock will be granted to each newly elected directors at an exercise price equal to the fair and market value of a share of Common Stock on such election date. The provisions of the Director Stock Option Plan provide for an annual grant of an option to purchase 10,000 shares of Common Stock to each non-employee director. Options granted under the Director Stock Option Plan generally vest one year after the date of grant and expire ten years after the date of grant.

      Pursuant to such provisions, on June 1, 1997, Mr. Cahr and Ms. McDonald were granted options to purchase 10,000 shares of Common Stock at an exercise price of $6.125 per share. On June 19, 1997, Mr. Thompson was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $5.50 per share. Mr. Foster is an employee of Medtronic and under the policies of Medtronic he is not permitted to accept or hold such options. Ms. Koffman is an employee of CIBC and under the policies of CIBC she is not permitted to accept or hold such options. Accordingly, Mr. Foster and Ms. Koffman have surrendered any options granted under the Director Stock Option Plan to the Company.

CERTAIN TRANSACTIONS

      In February 1994, to enable Paul M. Frison and Stephen A. Livesey, executive officers and directors of the Company, to satisfy their respective federal income tax liabilities incurred in connection with awards of Common Stock granted to them pursuant to an employee benefit plan, the Company purchased 21,929 shares and 21,144 shares of Common Stock from Mr. Frison and Dr. Livesey, respectively, at a per share purchase price of $7.00, the fair market value of such shares on the date of purchase. In February 1995, the Company loaned $29,000, $29,100 and $12,600 to Mr. Frison, Dr. Livesey and Jane Lea Hicks, also an executive officer of the Company, respectively, to enable them to satisfy their respective federal income tax liability in connection with awards of Common Stock granted to them pursuant to an employee benefit plan. The loans were due December 29, 1995, and bore interest at an annual rate of 9%. The Company extended the due date of such loans to Mr. Frison, Dr. Livesey and Ms. Hicks to December 31, 1996. Dr. Livesey repaid the loan to him in full in January 1996. In February 1996, the Company loaned approximately $27,600, $20,150 and $2,240 to Mr. Frison, Dr. Livesey and Ms. Hicks, respectively, to enable them to satisfy their respective federal income tax liabilities in connection with awards of Common Stock granted to them pursuant to an employee benefit plan. All of the loans made by the Company to Mr. Frison, Dr. Livesey (except the $29,100 loan to Dr. Livesey, which he repaid in January 1996) and Ms. Hicks were consolidated in December 1996 into loans that were due December 31, 1997. In December 1997, the loans were renewed in notes due December 31, 1999. Such notes bear interest at the prime rate, payable quarterly.

      The Company leases its facilities pursuant to a lease agreement from an entity which, prior to 1998, was an affiliate of The Woodlands Venture Capital Company, a principal stockholder of the Company, and paid an aggregate of approximately $223,000 in rent during 1997, thereunder. The Company believes that the terms of the lease are no less favorable to the Company than those that could be obtained from unaffiliated third parties.

      In 1994, the Company entered into a license and development agreement with Medtronic to develop jointly the Company's heart valve product. James G. Foster, a director of the Company, is Vice President and General Manager for Medtronic Heart Valves, a division of Medtronic. Pursuant to the license agreement, Medtronic paid LifeCell a $1.5 million licensing fee, funds in part the cost of research and development, under a mutually agreed upon budget and will pay royalties of up to $25 million on sales of products covered by the license agreement. In 1997, LifeCell recorded revenue of approximately $218,000, received from Medtronic to fund research and development costs pursuant to the license agreement. If the license agreement is terminated under certain circumstances, including Medtronic's right to terminate at any time if in its sole business judgment it deems the development and commercialization of products thereunder not to be in its best interests or otherwise imprudent, the $1.5 million licensing fee paid by Medtronic will convert into shares of Common Stock, subject to certain limitations, at the then fair market value, and any unconverted portion of the fee will be refunded to Medtronic.

      In December 1997, the Company completed a public offering of shares of Common Stock in which Vector Securities International, Inc. acted as a lead underwriter. K. Flynn McDonald, a director of the Company, is a Managing Director of Vector Fund Management, L.P., an affiliate of such underwriter. Pursuant to an underwriting agreement entered into in November 1997 between the Company and such underwriter, the underwriter purchased 1,728,000 shares of Common Stock from the Company in the offering pursuant to which an underwriting discount totaling $544,320 was allocable.

                     AMENDED AND RESTATED STOCK OPTION PLAN

      Pursuant to applicable federal securities laws, the Company is required to furnish to its stockholders in this proxy statement certain information with respect to the Amended and Restated Stock Option Plan. For information concerning this plan, see "Proposal 5: Approval of Amendment of the LifeCell Corporation Amended and Restated 1992 Stock Option Plan" and the summary set forth below.

      The following summary does not purport to be a complete summary of the Company's Amended and Restated Stock Option Plan and is qualified in its entirety by reference to the plan.

GENERAL

      The Board of Directors approved the Amended and Restated Stock Option Plan on April 22, 1997, and the stockholders of the Company approved the plan on June 19, 1997. The Amended and Restated Stock Option Plan authorizes a committee of the Board of Directors to issue options intended to qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are not intended to conform to the requirements of the Section 422 ("Non-ISOs"). Under the terms of the Amended and Restated Stock Option Plan, the exercise price of each ISO cannot be less than 100% of the fair market value of the Common Stock at the time of grant, and, in the case of a grant to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each Non-ISO may not be less than the fair market value of the Common Stock on the date of grant. Options granted under the Amended and Restated Stock Option Plan may not be exercised after the tenth anniversary (or the fifth anniversary in the case of an option granted to a 10% stockholder) of their grant. Payments by option holders upon exercise of an option may be made by delivering cash, shares of stock or a combination of cash and stock. The Amended and Restated Stock Option Plan authorizes: (i) options to acquire up to an aggregate of 1,500,000 shares of Common Stock to be granted; (ii) grants of ISOs to eligible employees and grants of Non-ISOs to any individual with substantial responsibility for the Company's management and growth, as determined by a committee of the Board of Directors; (iii) adjustments to the number and class of shares outstanding pursuant to granted options and reserved under the Amended and Restated Stock Option Plan in the event of a capital adjustment; (iv) an opportunity for outstanding options to be exercised subsequent to a merger or disposition of all of the Company's assets and for the optionee to receive shares to which he would have been entitled prior to such merger or disposition; and (v) grant of options in substitution for options held by employees of other corporations who are about to become Company employees or whose employer is about to become a parent or subsidiary of the Company. The Company currently has approximately 100 full-time employees, including seven executive officers, each of whom may be eligible to receive grants under the Amended and Restated Stock Option Plan. Other persons with substantial responsibility for the Company's management and growth may be eligible to receive grants under the Amended and Restated Stock Option Plan at the discretion of a committee of the Board of Directors.

FEDERAL TAX CONSEQUENCES

      Options granted under the Amended and Restated Stock Option Plan may be either ISOs which satisfy the requirements of Section 422 of the Code or Non-ISOs which are not intended to meet these requirements. The federal income tax treatment for the two types of options differs as follows.

ISOs

      In general, no tax consequences should result from the grant to or exercise by an employee of an ISO under the Amended and Restated Stock Option Plan. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.

      For federal tax purposes, dispositions are either qualifying or disqualifying. An optionee makes a qualifying disposition of the purchased shares if he sells or otherwise disposes of the shares after holding them for more than two years after the date the option was granted and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition, a disqualifying disposition will result.

      Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares generally will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If, however, the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of ordinary income realized by the optionee cannot exceed the amount realized on the sale or exchange over the exercise price paid for the shares.

      If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable years in which the disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

Non-ISOs

      No taxable income is recognized by an optionee upon the grant of a Non-ISO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee, provided that the Company withholds income tax with respect to that amount if the optionee is an employee.

      The following table sets forth information concerning the determinable benefits and amounts that have been received by or allocated to the individuals and groups identified below under the Amended and Restated Stock Option Plan.

                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                                 PLAN BENEFITS

                                                                  DOLLAR         NUMBER OF
                     NAMES AND POSITION                           VALUE $        SHARES (1)
                     ------------------                           -------        ----------
 Paul M. Frison,
 Chairman of the Board, President and
 Chief Executive Officer . . . . . . . . . . . . . . . . .          (2)            278,319

 Stephen A. Livesey,
 Executive Vice President and Chief Scientific Officer . .          (2)            195,000

 Jane Lea Hicks,
 Vice President, Business Development  . . . . . . . . . .          (2)             90,541

 John R. Harper, Ph.D.
 Vice President, Research and Development  . . . . . . . .          (2)             42,500

 J. Donald Payne
 Vice President and Chief Financial Officer  . . . . . . .          (2)             30,000

 Ronald J. Schwartz
 Vice President, Sales and Marketing . . . . . . . . . . .          (2)             55,000

 Charles M. Schiff
 Vice President, Operations                                         (2)             25,000

 Executive Officers as a Group (7 persons, including
  the executive officers named above)  . . . . . . . . . .          (2)            716,360

 Non-Executive Officer Employee Group  . . . . . . . . . .          (2)            366,284

----------------

(1) Includes options granted to Mr. Frison to purchase 38,319 and 75,000 and 165,000 shares of Common Stock on June 8, 1994, and December 13, 1995 and August 16, 1996, respectively; options granted to Dr. Livesey to purchase 25,000, 50,000 and 120,000 shares of Common Stock on June 8, 1994, December 13, 1995 and August 16, 1996, respectively; options granted to Ms. Hicks to purchase 541, 40,000, 30,000 and 20,000 shares of Common Stock on February 27, 1992, June 8, 1994, December 13, 1995 and August 16, 1996, respectively; options granted to Dr. Harper to purchase 15,000, 7,500 and 20,000 shares of Common Stock on November 7, 1994, May 20, 1996 and August 16, 1996, respectively; options granted to Mr. Payne to purchase 10,000 and 20,000 shares of Common Stock on March 17, 1997 and June 19, 1997, respectively; options granted to Mr. Schwartz to purchase 20,000, 15,000 and 20,000 shares of Common Stock on April 3, 1995, May 20, 1996 and August 16, 1996, respectively; options granted to Mr. Schiff to purchase 25,000 shares of Common Stock on June 13, 1996; and options granted to members of the Non-Executive Officer Employee Group to purchase an aggregate of 366,284 shares of Common Stock on various dates between February 27, 1992 and December 18, 1997.

(2) The actual dollar value, if any, a person may realize will depend on the excess of the per share market price of the Common Stock over the per share exercise price on the date the option is exercised. All options granted under the Amended and Restated Stock Option Plan on January 27, 1992, have an exercise price of $4.00 per share. Options granted to Ms. Hicks and the Non-Executive Employee Officer Group under the Amended and Restated Stock Option Plan on February 27, 1992, in substitution for options outstanding under a prior terminated stock option plan have per share exercise prices of $.07 as to options to purchase 336 shares, $.73 as to options to purchase 792 shares and $7.38 as to options to purchase 15 shares. All options granted under the Amended and Restated Stock Option Plan on April 3, 1995, June 20, 1995, December 13, 1995, May 20, 1996, June 13, 1996, August 16, 1996 March 20, 1997, June 19, 1997 and
      December 18, 1997 have an exercise price of $2.13, $2.38, $2.50, $3.88,
      $4.38, $3.75, $5.88, $5.50 and $3.63, respectively. Options granted to members of the Non-Executive Officer Employee Group under the Amended and Restated Stock Option Plan have exercise prices ranging from $0.73 to $5.88. The closing price of the Common Stock on March 18, 1998, as reported by the Nasdaq Small Cap Market, was $5.00.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      Arthur Andersen LLP served as the Company's principal independent accountants for the fiscal year ended December 31, 1997, and has been recommended by the Audit Committee to so serve for the current year. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of stockholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports which they file.

      Based solely on a review of reports on Form 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons that no report on Form 5 was required, the Company believes that, except as set forth below, no person who, at any time during 1997, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis.

      Ms. McDonald was required to file a Form 5 by February 16, 1998, for an option granted in June 1997, under the Director Stock Option Plan. Ms. McDonald filed a Form 5 on [March __, 1998]. Mr. Cahr was required to file a Form 5 by February 15, 1998, for an option granted in June 1997 under the Director Stock Option Plan. Mr. Cahr filed a Form 5 on [March 23, 1998]. Vector Later-Stage Equity Fund, L.P., was required to file a Form 4 by November 10, 1997, for the transfer to Vector Later-Stage Equity Fund, L.P., of beneficial ownership of options granted to Ms. McDonald under the Director Stock Option Plan. Vector Later-Stage Equity Fund, L.P. filed a Form 5 on [March __, 1998]. Woodlands Venture Capital Company was required to file a Form 4 by April 10, 1997 for the conversion of Series A Preferred Stock. Woodlands Venture Company filed a Form 5 reporting the transaction on February 13, 1998.

                       PROPOSALS FOR NEXT ANNUAL MEETING

      Any proposals of stockholders intended to be presented at the annual meeting of stockholders of the Company to be held in 1999 must be received by the Company at its principal executive offices, 3606 Research Forest Drive, The Woodlands, Texas 77381, no later than December 31, 1998, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

      The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

      The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                                                                         ANNEX A


                              LIFECELL CORPORATION

                            CERTIFICATE OF AMENDMENT
                                       TO
               RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED


         LifeCell Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

         That the amendment set forth below to the Corporation's Restated Certificate of Incorporation, as amended, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

         1. The first paragraph of Article Fourth of the Restated Certificate of Incorporation, as amended, is hereby amended in its entirety to read as follows:

                 "Fourth: The total number of shares of capital stock that the Corporation shall have authority to issue is 50,000,000, of which 2,000,000 shares of the par value of $.001 per share shall be a class designated Preferred Stock ("Preferred Stock"), and 48,000,000 shares of the par value of $.001 per share shall be a class designated Common Stock ("Common Stock")."


         IN WITNESS WHEREOF, LifeCell Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this _____ day of __________, 1998.


                                     LIFECELL CORPORATION



                                     By:
                                        -------------------------------------
                                             Paul M. Frison, President

                                                                         ANNEX B


                              LIFECELL CORPORATION

                            CERTIFICATE OF AMENDMENT
                                       TO
               RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED


         LifeCell Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

         That the amendments set forth below to the Corporation's Restated Certificate of Incorporation, as amended, were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

         1. Paragraph 3(b) of the Certificate of Designation of Series B Preferred Stock is hereby amended in its entirety to read as follows:

                 "(b) Directors. At any meeting of the stockholders of the Corporation held for the election of directors, (i) if at least 60,000 shares of Series B Preferred Stock are issued and outstanding on the record date for such meeting, the holders of Series B Preferred Stock, voting separately as a series, shall be entitled to elect two members of the Board of Directors of the Corporation, (ii) if less than 60,000 shares but at least 10,000 shares of Series B Preferred Stock are issued and outstanding on the record date for such meeting, the holders of Series B Preferred Stock, voting separately as a series, shall be entitled to elect one member of the Board of Directors of the Corporation and (iii) if less than 10,000 shares of Series B Preferred Stock are issued and outstanding on the record date for such meeting, the holders of Series B Preferred Stock, voting separately as a series, shall not be entitled to elect any members of the Board of Directors of the Corporation."

         2. Paragraph 5(b) of the Certificate of Designation of Series B Preferred Stock is hereby amended in its entirety to read as follows:

                 "(b)     Automatic Conversion.  Each outstanding share of
         Series B Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, at the Conversion Price then in effect, into fully paid and nonassessable shares of Common Stock on the date first occurring after the effectiveness of the Certificate of Amendment, including this sentence, on which the Current Market Price (as defined in the first sentence of Section 5(j) below) of the Common Stock equals or exceeds $9.30 (as equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares)."


         IN WITNESS WHEREOF, LifeCell Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this _____ day of __________, 1998.



                                        LIFECELL CORPORATION


                                        By:
                                           ---------------------------------
                                             Paul M. Frison, President

                               FRONT SIDE OF PROXY

                           LIFECELL CORPORATION PROXY

THIS PROXY FOR HOLDERS OF SERIES B PREFERRED STOCK IS SOLICITED BY THE BOARD OF

   DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 27, 1998

    The stockholder of LifeCell Corporation (the "Company") whose signature appears on the reverse side hereof hereby appoints Paul M. Frison and J. Donald Payne, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381 at 1:00 p.m., Thursday, May 27, 1998, and at any adjournment thereof. The proposals set forth below are more fully described in the LifeCell Corporation Proxy Statement dated April 10, 1998 (the "Proxy Statement").

1(a).  ELECTION OF DIRECTORS:

       [ ]  FOR all of the nominees listed below   [ ]  WITHHOLD AUTHORITY
            (except as indicated to the contrary        to vote for election of
            below)                                      directors

   NOMINEES (to be elected by the holders of Common Stock and Series B Preferred Stock, voting together as a class): Michael E. Cahr, Paul M. Frison, James
   G. Foster, Stephen A. Livesey, M.D., Ph.D., and David A. Thompson.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------
1(b).  ELECTION OF DIRECTORS:

       [ ]  FOR all of the nominees listed below   [ ]  WITHHOLD AUTHORITY
            (except as indicated to the contrary        to vote for election of
            below)                                      directors

   NOMINEES (to be elected by the holders of Series B Preferred Stock, voting as a separate class): K. Flynn McDonald and Lori Koffman.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------
2. Proposal to approve an amendment to the LifeCell Corporation Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 25 million to 48 million, as more fully described in the Proxy Statement.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3. Proposal to approve an amendment to the LifeCell Corporation Amended and Restated Certificate of Incorporation, as amended, to amend the provisions for election of directors by holders of Series B Preferred Stock, as more fully described in the Proxy Statement.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

                            (Continued on other side)

                               BACK SIDE OF PROXY
                           (Continued from other side)


4. Proposal to approve an amendment to the LifeCell Corporation Amended and Restated Certificate of Incorporation, as amended, to amend the provisions for the automatic conversion of Series B Preferred Stock into Common Stock, as more fully described in the Proxy Statement.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

5. Proposal to approve an amendment to the LifeCell Corporation Amended and Restated 1992 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance for which options may be granted under the plan from 1,500,000 to 2,500,000 shares, as more fully described in the Proxy Statement.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

6. In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

    This proxy will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1(a), or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, FOR the election of the director nominees named in Item 1(b) or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the holders of a majority of the shares of Series B Preferred Stock and FOR the proposals as set forth in Items 2, 3, 4, and 5.

 Please sign exactly as name              Dated: _______________________ , 1998
appears hereon. Joint owners should
each sign. When signing as attorney,      -------------------------------------
executor, administrator, trustee or
guardian, please give full title as       -------------------------------------
it appears hereon.                        (Signature of Stockholder(s))

                 PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

                               FRONT SIDE OF PROXY

                                      PROXY
                              LIFECELL CORPORATION

 THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 27, 1998

    The stockholder of LifeCell Corporation (the "Company") whose signature appears on the reverse side hereof hereby appoints Paul M. Frison and J. Donald Payne, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381 at 1:00 p.m., Thursday, May 27, 1998, and at any adjournment thereof. The proposals set forth below are more fully described in the LifeCell Corporation Proxy Statement dated April 10, 1998 (the "Proxy Statement").

1.  ELECTION OF DIRECTORS:

    [ ]  FOR all of the nominees listed below   [ ]  WITHHOLD AUTHORITY
         (except as indicated to the contrary        to vote for election of
         below)                                      directors

   NOMINEES: Michael E. Cahr, Paul M. Frison, James G. Foster, Stephen A. Livesey, M.D., Ph.D., and David A. Thompson.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------
2. Proposal to approve an amendment to the LifeCell Corporation Amended and Restated Certificate of Incorporation, as amended to increase the number of authorized shares of Common Stock from 25 million to 48 million, as more fully described in the Proxy Statement.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3. Proposal to approve an amendment to the LifeCell Corporation Amended and Restated Certificate of Incorporation, as amended, to amend the provisions for election of directors by holders of Series B Preferred Stock, as more fully described in the Proxy Statement.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

                            (Continued on other side)

                               BACK SIDE OF PROXY

                           (Continued from other side)


4. Proposal to approve an amendment to the LifeCell Corporation Amended and Restated Certificate of Incorporation, as amended, to amend the provisions for the automatic conversion of Series B Preferred Stock into Common Stock, as more fully described in the Proxy Statement.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

5. Proposal to approve an amendment to the LifeCell Corporation Amended and Restated 1992 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance for which options may be granted under the plan from 1,500,000 to 2,500,000 shares, as more fully described in the Proxy Statement.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

6. In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

    This proxy will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors and FOR the proposals as set forth in Items 2, 3, 4, and 5.

 Please sign exactly as name              Dated: _______________________ , 1998
appears hereon. Joint owners should
each sign. When signing as attorney,      -------------------------------------
executor, administrator, trustee or
guardian, please give full title as       -------------------------------------
it appears hereon.                        (Signature of Stockholder(s))

                 PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY